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                                                                 EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT


We hereby consent to the inclusion in the Annual Report on Form 10-KSB as of December 31, 2000 of Mission Community Bancorp of our independent auditors' report dated February 15, 2001, on our audit of the consolidated balance sheets of Mission Community Bancorp and Subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholder's equity and cash flows for the years then ended .


VAVRINEK, TRINE, DAY & CO., LLP


Laguna Hills, California
April 2, 2001